 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	333-258968	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 20, 2021, Allarity Therapeutics, Inc. (“we”, “us”, “our” or the “Company”) entered a Plan of Reorganization and Asset Purchase Agreement which was amended and restated on September 23, 2021 (the “Recapitalization Share Exchange”), between us, Allarity Acquisition Subsidiary, our wholly owned Delaware subsidiary (“Acquisition Sub”), and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark (“Allarity A/S”). Our registration statement on Form S-4 (File No. 333-258968) was declared effective on November 5, 2021 (the “Registration Statement”); and the Recapitalization Share Exchange was approved by the shareholders of Allarity A/S at the Extraordinary General Meeting held on November 22, 2021. The Recapitalization Share Exchange has not yet been completed and is not expected to be completed until on or about December 20, 2021. Pursuant to the terms of the Recapitalization Share Exchange, it is contemplated that our Acquisition Sub will acquire substantially all of the assets and liabilities of Allarity Therapeutics A/S in exchange for shares of our common stock pursuant to the Registration Statement.

On May 20, 2021, we entered into a Securities Purchase Agreement (the “SPA”) with 3i, LP, a Delaware limited partnership for the purchase and sale of 20,000 shares of our Series A Convertible Preferred Stock (the “Preferred Shares”) for $1,000 per share for an aggregate purchase price of $20 million (the “PIPE Investment”). The closing of the PIPE Investment is conditioned upon, among other things, the effectiveness of the registration statement covering the resale of the shares of our common stock to be issued upon conversion of the Preferred Shares and the shares of our common stock to be issued upon the exercise of the PIPE Warrant issued to 3i, LP as part of the PIPE Investment (collectively the “PIPE Shares”), the consummation of the Recapitalization Share Exchange, and the listing of the PIPE Shares on the Nasdaq Stock Market. At the closing of the PIPE Investment, 3i, LP will also be issued a common stock purchase warrant (the “PIPE Warrant”) to purchase up to an additional $20 million of our common stock at an initial exercise price equal to the fixed conversion price of the Preferred Shares, or approximately 2,018,958 shares, with an exercise price of $9.906, for a term of three years from the closing date of the PIPE Investment. The SPA is not expected to close until on or about December 20, 2021.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K regarding the terms of the Series A Preferred Stock is incorporated herein by reference. Upon issuance of the Series A Preferred Stock (as defined in Item 5.03 below), our ability to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of our common stock will be subject to certain restrictions in the event we fail to pay dividends on our Series A Preferred Stock. These restrictions are set forth in the Certificate of Designation establishing the terms of the Series A Preferred Stock, a copy of which is listed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2021, we filed a Certificate of Designations (the “COD”) setting forth the rights, preferences, privileges and restrictions for 20,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The following description of the Series A Preferred Stock’s rights, preferences and privileges is qualified in its entirety by the full text of the Certificate of Designations relating to the Series A Preferred Stock is listed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

The Series A Preferred Stock have a liquidation preference equal to an amount per Series A Preferred Stock equal to the sum of (i) the Black Scholes Value (as defined in the Warrants which will be sold concurrent with the Series A Preferred Stock) with respect to the outstanding portion of all Warrants held by such holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount of such Series A Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Preferred Stock into common stock immediately prior to the date of such payment, and will be entitled to convert into shares of common stock at an initial fixed conversion price of $9.906 per share, subject to a beneficial ownership limitation of 4.99% which can adjusted to a beneficial ownership limitation of 9.99% upon 61 days prior written notice.

Under the terms of the COD, the fixed conversion price of the Series A Preferred Stock will be calculated at the closing of the sale thereof by dividing $80 million by the number of shares of common stock issue in the Company’s Recapitalization Share Exchange at the effective time. In the event that the average of the volume weighted average price (“VWAP”) of the Company’s shares for each of the five (5) trading days immediately preceding the date of delivery is less than the fixed conversion price, or other triggering events, each share of Series A Preferred Stock is entitled to convert at a price equal to 90% of the sum of the two (2) lowest VWAPs during the ten (10) trading day period immediately preceding the date of delivery divided by two (2), but not less than the Floor Price (as defined in the COD), or if thirty (30) days after our common stock commences trading on the Nasdaq Capital Market the average daily U.S. Dollar volume for the ten (10) days previous to conversion divided by ten (10) is less than $2,000,000, then each share of Series A Preferred Stock is entitled to convert at the lower of the fixed conversion price or a price equal to 80% of the sum of the two (2) lowest VWAPs during the ten (10) trading day period immediately preceding delivery divided by two (2), but not less than the Floor Price (“Volume Alternate Failure”). In addition, the COD and the Warrant provide for an adjustment to the conversion price and exercise of the Warrant in the event of a “new issuance” of our common stock, or common stock equivalents, at a price less than the applicable conversion price of the Series A Preferred Stock or exercise price of the Warrant. The adjustment is a “full ratchet” adjustment in both the conversion price of the Series A Preferred Stock and the exercise price of the Warrant equal to the lower of the new issuance price or the then existing conversion price of the Series A Preferred Stock or exercise price of Warrant, with few exceptions.

If certain defined “triggering events” defined in the COD occur, such as a breach of the Registration Rights Agreement, suspension of trading, or our failure to convert the Series A Preferred Stock into common stock when a conversion right is exercised, failure to issue our common stock when the Warrant is exercised, failure to declare and pay to any holder any dividend on any dividend date, or upon a “bankruptcy triggering event” (as defined in the COD), then we may be required to redeem the Series A Preferred Stock for cash. In addition, if thirty days after our common stock commences trading on the Nasdaq Stock Market the average daily dollar volume for the ten (10) days previous to conversion divided by ten (10) is less than $2,500,000, then the Series A Preferred Stock shall be entitled to a one-time dividend equal to an 8% increase in the stated value of the Series A Preferred Stock, or an $80 increase per share in stated value, resulting in a stated value of $1,080 per Series A Preferred Stock.

Holders of Series A Preferred Stock shall have no voting rights, except as required by law and as expressly provided in the COD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
3.1	Certificate of Designations of Allarity Therapeutics, Inc. relating to the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registration Statement filed on Form S-1 as filed with the SEC on December 15, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Steve R. Carchedi
Steve R. Carchedi Chief Executive Officer

Dated: December 20, 2021